Exhibit 99.B(j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 30, 2019, relating to the financial statements and financial highlights of Victory Diversified Stock Fund, Victory INCORE Fund for Income, Victory INCORE Investment Grade Convertible Fund, Victory NewBridge Large Cap Growth Fund, Victory Special Value Fund, Victory Strategic Allocation Fund, Victory Sycamore Established Value Fund, and Victory Sycamore Small Company Opportunity Fund (the “Funds”), each a series of Victory Portfolios, for the year ended October 31, 2019 and the adjustments that were applied to restate the financial highlights of Victory INCORE Fund for Income for the year ended October 31, 2018 to correct an error, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Ongoing Arrangements to Disclose Portfolio Holdings” in the Statement of Additional Information.

Cohen & Company, Ltd.

Cleveland, Ohio

February 24, 2020